Exhibit 99.1

NEWS RELEASE	Hyster-Yale Materials Handling, Inc.
5875 Landerbrook Drive, Suite 300 • Cleveland, Ohio 44124-4069
Tel. (440) 449-9600 • Fax (440) 449-9577

FOR FURTHER INFORMATION, CONTACT:
Christina Kmetko	For Immediate Release
(440) 229-5168	Friday, May 5, 2017

HYSTER-YALE MATERIALS HANDLING, INC.
ANNOUNCES INTENT TO ENTER INTO $200 MILLION TERM LOAN B FACILITY

Cleveland, Ohio, May 5, 2017 - Hyster-Yale Materials Handling, Inc. (NYSE: HY) today announced that its direct, wholly owned subsidiary, Hyster-Yale Group, Inc., is seeking to enter into a new $200.0 million term loan B facility (the “Term Loan B”), subject to market conditions. The Company intends to use borrowings under the Term Loan B to repay borrowings under its secured, floating-rate credit facility, to fund any future acquisitions and strategic investments and for general corporate purposes.

The Company anticipates that it will enter into the Term Loan B, as well as a related amendment to its secured, floating-rate credit facility, within the next four to six weeks. However, there can be no assurance that the Company will be able to enter into the Term Loan B on terms acceptable to the Company.

This news release does not constitute an offer to sell or a solicitation of an offer to buy any securities and will not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Company does not intend to register any securities under the Securities Act of 1933 or any states securities laws and no securities may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward-Looking Statements Disclaimer

The statements contained in this news release that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are made subject to certain risks and uncertainties, which could cause actual results to differ materially from those presented. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date hereof. Among the factors that could cause plans, actions and results to differ materially from current expectations are, without limitation: (1) reduction in demand for lift trucks, attachments and related aftermarket parts and service on a global basis, (2) the ability of dealers, suppliers and end-users to obtain financing at reasonable rates, or at all, as a result of current economic and market conditions, (3) the political and economic uncertainties in the countries where the Company does business, (4) customer acceptance of pricing, (5) delays in delivery or increases in costs, including transportation costs, of raw materials or sourced products and labor or changes in or unavailability of quality suppliers, (6) exchange rate fluctuations, changes in import tariffs and monetary policies and other changes in the regulatory climate in the countries in which the Company operates and/or sells products, (7) delays in manufacturing and delivery schedules, (8) bankruptcy of or loss of major dealers, retail customers or suppliers, (9) customer acceptance of, changes in the costs of, or delays in the development of new products, (10) introduction of new products by, or more favorable product pricing offered by, competitors, (11) product liability or other litigation, warranty claims or returns of products, (12) the effectiveness of the cost reduction programs implemented globally, including the successful implementation of procurement and sourcing initiatives, (13) changes mandated by federal, state and other regulation, including tax, health, safety or environmental legislation, (14) the successful commercialization of Nuvera's technology, (15) unfavorable effects of the United Kingdom's exit from the European Union on global operations and (16) conditions in the capital markets that affect the Company’s ability to enter into the Term Loan B on terms acceptable to the Company, or at all.

About Hyster-Yale Materials Handling, Inc.
Hyster-Yale Materials Handling, Inc., headquartered in Cleveland, Ohio, offers a broad array of solutions to meet the specific materials handling needs of customers’ applications. The Company's wholly owned operating subsidiary, Hyster-Yale Group, Inc., designs, engineers, manufactures, sells and services a comprehensive line of lift trucks and aftermarket parts marketed globally primarily under the Hyster® and Yale® brand names.  Subsidiaries of Hyster-Yale Group include Nuvera Fuel Cells, LLC, an alternative-power technology company focused on fuel-cell stacks and engines, on-site hydrogen production and dispensing systems, and Bolzoni S.p.A., a leading worldwide producer of attachments, forks and lift tables marketed under the Bolzoni Auramo and Meyer brand names.  For more information about Hyster-Yale Materials Handling, Inc. and its subsidiaries visit the Company's websites at www.hyster-yale.com and www.bolzonigroup.com.